 EXHIBIT 5.1

July 11, 2023

Edible Garden AG Incorporated

283 County Road 519

Belvidere, NJ 07823

Re:	Post-Effective Amendment No. 1 to Form S-1 and Post-Effective Amendment No. 2 to Form S-1 on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Edible Garden AG Incorporated, a Delaware corporation (the “Company”), in connection with the registration of the offer and sale by the Company of up to 2,059,026 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), issuable from time to time upon the exercise of certain warrants previously issued by the Company pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-260655), which was declared effective on May 4, 2022 (“Registration Statement I”) which registered the Company’s initial public offering (the “IPO”) and the Company’s Registration Statement on Form S-1 (Registration No. 333-268800), which was declared effective on February 2, 2023, as amended by Post-Effective Amendment No. 1 which was declared effective on April 7, 2023 ("Registration Statement II," and, together with Registration Statement I, the “Prior Registration Statements”) which registered the Company’s public follow-on offering (the “Follow-On Offering”). The Company is filing a Post-Effective Amendment No. 1 to Registration Statement I on Form S-1 and Post-Effective Amendment No. 2 to Registration Statement II on Form S-1 on Form S-3 (the “Amendment”) pursuant to Rule 401(c) under the Securities Act of 1933, as amended (the “Securities Act”) to convert the Prior Registration Statements into a Registration Statement on Form S-3. The warrants consist of (i) warrants issued as part of a unit in the IPO that are exercisable until May 9, 2027 at an exercise price of $150.00 per share for up to 112,317 shares of Common Stock (the “IPO Warrants”) and governed by the warrant agency agreement, dated May 9, 2022, between the Company and the warrant agent (the “IPO Warrant Agency Agreement”); (ii) warrants issued to the representative of the underwriters in the IPO that are exercisable until May 4, 2027 at an exercise price of $187.50 per share for up to 3,909 shares of Common Stock (the “IPO Representative’s Warrants”); (iii) warrants issued as part of a unit in the Follow-On Offering that are exercisable until February 7, 2028 at an exercise price of $6.30 per share for up to 1,861,850 shares of Common Stock (“Follow-On Warrants”) and governed by the warrant agency agreement, dated February 7, 2023, between the Company and the warrant agent (the “Follow-On Warrant Agency Agreement”); and (iv) warrants issued to the representative of the underwriters in the Follow-On Offering that are exercisable until February 2, 2028 at an exercise price of $6.93 per share for up to 80,950 shares of Common Stock (“Follow-On Representative’s Warrants”). We understand that the Shares are to be sold by the Company as described in the Prior Registration Statements.

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. In addition, we have assumed that (a) there will not have occurred, prior to the date of the issuance of the Shares (i) any change in law affecting the validity or enforceability of the IPO Warrants, IPO Representative’s Warrants, Follow-On Warrants, Follow-On Representative’s Warrants, IPO Warrant Agency Agreement, or Follow-On Warrant Agency Agreement or (ii) any amendment to those same documents, (b) at the time of the issuance and sale of the Shares: (i) the Company is validly existing and in good standing under the law of the State of Delaware, (ii) the Company has not amended its certificate of incorporation or bylaws, (iii) the board of directors of the Company and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Shares and (iv) the Company will receive consideration in excess of par value for the issuance of the Shares, (c) the Amendment becomes and remains effective, and the prospectuses which are a part of the Prior Registration Statements, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (d) the Shares will be offered in the manner and on the terms identified or referred to in the Prior Registration Statements, including all amendments thereto, and (e) all offers and sales of the Shares will be made in compliance with the securities laws of the states having jurisdiction thereof.

1600 BAUSCH & LOMB PLACE ROCHESTER, NY 14604-2711 PHONE: 585.232.6500 FAX: 585.232.2152
Rochester, NY • Buffalo, NY • Albany, NY • Corning, NY • New York, NY

Edible Garden AG Incorporated

July 11, 2023

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.

the shares of Common Stock underlying the IPO Warrants have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the IPO Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in Registration Statement I, IPO Warrants and IPO Warrant Agency Agreement, will be validly issued, fully paid and non-assessable;

2.

the shares of Common Stock underlying the IPO Representative’s Warrants have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the IPO Representative’s Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in Registration Statement I and the IPO Representative’s Warrants, will be validly issued, fully paid and non-assessable;

3.

the shares of Common Stock underlying the Follow-On Warrants have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Follow-On Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in Registration Statement II, Follow-On Warrants and Warrant Agency Agreement, will be validly issued, fully paid and non-assessable; and

4.

the shares of Common Stock underlying the Follow-On Representative’s Warrants have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Follow-On Representative’s Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in Registration Statement II and the Follow-On Representative’s Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to the applicable provisions of the Delaware General Corporate Law and the law of the State of New York as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

Edible Garden AG Incorporated

July 11, 2023

We hereby consent to the filing of this opinion as an exhibit to the Amendment and the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Amendment. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,

/s/ Harter Secrest & Emery LLP